                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                              SUNTRUST BANKS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

GEORGIA                                                   58-1575035
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


303 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA                                          30308
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
        TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 28th day of September, 1998.


                  THE FIRST NATIONAL BANK OF CHICAGO,
                  TRUSTEE

                  By /s/ John R. Prendiville
                     -----------------------
                     John R. Prendiville
                     Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO.333-14201).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                              September 28, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Sun Trust Banks, Inc., and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  By /s/ John R. Prendiville
                                     -----------------------
                                     John R. Prendiville
                                     Vice President

                                    EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago Call Date: 06/30/98
                       ST-BK:  17-1630 FFIEC 031                       Page RC-1
Address:               One First National Plaza, Ste 0460
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                          DOLLAR AMOUNTS IN THOUSANDS THOUSANDS                    C400
                                                                                   ----

ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A): ...............................................................      RCFD
                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1) .............      0081      4,490,272      1.a
    b. Interest-bearing balances(2) ......................................      0071      5,586,990      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .........      1754              0      2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ......      1773      8,974,952      2.b
3.  Federal funds sold and securities purchased under agreements to resell      1350      5,558,583      3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCFD
                                                                                ----
    RC-C) ................................................................      2122     28,257,868      4.a
    b. LESS: Allowance for loan and lease losses .........................      3123        413,742      4.b
    c. LESS: Allocated transfer risk reserve .............................      3128              0      4.c
    d. Loans and leases, net of unearned income, allowance, and ..........      RCFD
                                                                                ----
       reserve (item 4.a minus 4.b and 4.c) ..............................      2125     27,844,126      4.d
5.  Trading assets (from Schedule RD-D) ..................................      3545      6,073,169      5.
6.  Premises and fixed assets (including capitalized leases) .............      2145        721,430      6.
7.  Other real estate owned (from Schedule RC-M) .........................      2150          6,827      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .......................................      2130        184,515      8.
9.  Customers' liability to this bank on acceptances outstanding .........      2155        310,026      9.
10. Intangible assets (from Schedule RC-M) ...............................      2143        302,859      10.
11. Other assets (from Schedule RC-F) ....................................      2160      2,137,491      11.
12. Total assets (sum of items 1 through 11) .............................      2170     62,191,240      12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago Call Date:  06/30/98
                       ST-BK:  17-1630 FFIEC 031                       Page RC-2
Address:               One First National Plaza, Ste 0460
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED

                                                                       DOLLAR AMOUNTS IN
                                                                           THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
    from Schedule RC-E, part 1) ..........................................      2200        21,810,607   13.a
    (1) Noninterest-bearing(1) ...........................................      6631         9,864,956   13.a1
    (2) Interest-bearing .................................................      6636        11,945,651   13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and ..........      RCFN
                                                                                ----
    IBFs (from Schedule RC-E, part II) ...................................      2200        15,794,963   13.b
    (1) Noninterest bearing ..............................................      6631           482,528   13.b1
    (2) Interest-bearing .................................................      6636        15,312,435   13.b2
14. Federal funds purchased and securities sold under agreements to repurchase: RCFD 2800    3,858,711   14
15. a. Demand notes issued to the U.S. Treasury ..........................      RCON 2840    1,444,748   15.a
    b.  Trading Liabilities(from Sechedule RC-D) .........................      RCFD 3548    5,661,633   15.b

                                                                                RCFD
16. Other borrowed money:                                                       ----
    a. With original maturity of one year or less                               2332         4,356,061   16.a
    b. With original maturity of more than one year ......................      A547           385,550   16.b
    c. With original maturity of more than three years ...................      A548           320,386   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..............      2920           310,026   18.
19. Subordinated notes and debentures ....................................      3200         2,200,000   19.
20. Other liabilities (from Schedule RC-G) ...............................      2930         1,176,564   20.
21. Total liabilities (sum of items 13 through 20) .......................      2948        57,319,249   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ........................      3838                 0   23.
24. Common stock .........................................................      3230           200,858   24.
25. Surplus (exclude all surplus related to preferred stock) .............      3839         3,188,187   25.
26. a. Undivided profits and capital reserves ............................      3632         1,467,324   26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ........................................................      8434            18,040   26.b
27. Cumulative foreign currency translation adjustments ..................      3284            (2,418)  27.
28. Total equity capital (sum of items 23 through 27)  ...................      3210         4,871,991   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ................................      3300        62,191,240   29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that
    best describes the most comprehensive level of auditing work performed for                              Number
    the bank by independent external auditors as of any date during 1996 ............RCFD 6724.....    N/A
                                                                                                            M.1.

    1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank
         with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
         public accounting firm which submits a report on the bank          authority)
    2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
         conducted in accordance with generally accepted auditing           auditors
         standards by a certified public accounting firm which         6 = Compilation of the bank's financial statements by
         submits a report on the consolidated holding company               external auditors
         (but not on the bank separately)                              7 = Other audit procedures (excluding tax preparation work)
    3 = Directors' examination of the bank conducted in                8 = No external audit work
         accordance with generally accepted auditing standards by
         a certified public accounting firm (may be required by
         state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.